UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 21, 2023

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39367	32-0469673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor
New York, NY 10013
(Address of principal executive offices) (Zip Code)
(844) 733-8666
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LMND	New York Stock Exchange
Warrants to purchase common stock	LMND.WS	New York Stock Exchange American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As of June 21, 2023, Lemonade, Inc. (the “Company”), together with certain of its wholly-owned subsidiaries, agreed to the terms of its reinsurance program, effective on July 1, 2023, and expiring on June 30, 2024 (the “Reinsurance Program”). The Reinsurance Program includes Whole Account Quota Share Reinsurance Contracts by and among the Company, Lemonade Insurance Company ("LIC"), Metromile Insurance Company (“MIC”) and Lemonade Insurance N.V. (“Lemonade Insurance”) and each of Hannover Ruck SE (“Hannover”), MAPFRE Re (“MAPFRE”), and Swiss Reinsurance America Corporation (“Swiss Re” and together with MAPFRE and Hannover, the “Reinsurers”).

The contracts underlying the Reinsurance Program as well as the PPR Contract (as defined below) and the Automatic Facultative PPR Contract (as defined below) contain standard customary representations, warranties and covenants, and will continue in effect unless terminated by any party pursuant to its terms. Under the Reinsurance Program, which spans all products and geographies, the Company transfers, or "cedes," a share of premium to the Reinsurers. In exchange, these Reinsurers pay the Company a ceding commission on all premiums ceded to the Reinsurers, in addition to funding the corresponding claims, subject to certain limitations. The overall share of proportional reinsurance under the Reinsurance Program is approximately 55% of premium. The Per Risk Cap across the contracts is $750,000. Additionally, the contracts are subject to loss ratio caps and variable commission levels, which align the Company's interests with those of its Reinsurers.

In addition, on June 21, 2023, LIC and Lemonade Insurance agreed to the terms of a Property Per Risk Excess of Loss Reinsurance Contract with a panel of reinsurance companies (the "PPR Contract"), and LIC agreed to the terms of an Automatic Facultative Property Per Risk Excess of Loss Reinsurance Contract with Arch Re (the "Automatic Facultative PPR Contract"), each effective from July 1, 2023 until June 30, 2024.

Under the PPR Contract, claims in excess of $750,000 are 100% ceded up to a maximum recovery of $2.25 million, subject to certain limitations. Under the Automatic Facultative PPR Contract, claims in excess of $3 million are 100% ceded with a potential recovery of at least $10 million, subject to certain limitations.

The foregoing description of the contracts underlying the Reinsurance Program, the PPR Contract and the Automatic Facultative PPR Contract does not purport to be complete and is qualified in its entirety by reference to the full text of those contracts, which the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, with certain confidential provisions redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMONADE, INC.

Date: June 27, 2023	By:	/s/ Daniel Schreiber
Daniel Schreiber
Co-Chief Executive Officer